Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
February 8, 2024

2023 ANNUAL RESULTS AND 2024 GUIDANCE

ANNOUNCED BY NNN REIT, INC.

Orlando, Florida, February 8, 2024 – NNN REIT, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and year ended December 31, 2023. Highlights include:

Operating Results:

•
Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended			Year Ended
	December 31,			December 31,
	2023		2022	2023		2022
	(in thousands, except per share data)
Revenues	$216,231		$198,520	$828,111		$773,053

Net earnings available to common stockholders	$96,682		$90,662	$392,340		$334,626
Net earnings per common share	$0.53	(1)	$0.50	$2.16	(1)	$1.89

FFO available to common stockholders	$151,712		$142,178	$589,074		$548,884
FFO per common share	$0.83	(1)	$0.79	$3.24	(1)	$3.10

Core FFO available to common stockholders	$154,281		$142,893	$592,528		$556,404
Core FFO per common share	$0.85	(1)	$0.80	$3.26	(1)	$3.14

AFFO available to common stockholders	$148,997		$145,142	$591,523		$568,952
AFFO per common share	$0.82		$0.81	$3.26		$3.21

(1)

During the quarter ended December 31, 2023, one tenant was reclassified to accrual basis for accounting purposes due to their improved qualitative and/or quantitative credit factors, which resulted in an increase of accrued rent in the amount of $5,573. Excluding such, net earnings per common share would have been $0.50 and $2.13, FFO per common share would have been $0.80 and $3.21 and Core FFO would have been $0.82 and $3.23 for the quarter and year ended December 31, 2023, respectively.

2023 Highlights:

•
Net earnings per common share increased 14.3% over prior year results
•
FFO per common share increased 4.5% over prior year results
•
Core FFO per common share increased 3.8% over prior year results
•
AFFO per common share increased 1.6% over prior year results

2023 Highlights (continued):

•
Dividend yield of 5.2% at December 31, 2023
•
Annual dividend per common share increased to $2.23 marking the 34th consecutive year of annual dividend increases - the third longest record of consecutive annual dividend increases of all public REITs
•
Maintained high occupancy levels at 99.5%, with a weighted average remaining lease term of 10.1 years, at December 31, 2023 as compared to 99.2% at September 30, 2023, and 99.4% at December 31, 2022
•
$819.7 million in property investments, including the acquisition of 165 properties with aggregate gross leasable area of approximately 1,281,000 square feet at an initial cash cap rate of 7.3%, with a weighted average remaining lease term of 18.8 years
•
Sold 45 properties for $115.7 million, producing $47.5 million of gains on sales, at a cap rate of 5.9%
•
Raised $31.4 million in net proceeds from issuance of 726,364 common shares
•
Issued $500 million principal amount of 5.600% senior unsecured notes due 2033
•
Maintained sector leading 12.0 year weighted average debt maturity
•
Total average annual shareholder returns (11.0% for the past 30 years) exceed industry equity averages for the past 2-, 3-, 10-, 15-, 20-, 25- and 30-years

Fourth Quarter 2023 Highlights:

•
$269.7 million in property investments, including the acquisition of 40 properties with an aggregate gross leasable area of approximately 278,000 square feet at an initial cash cap rate of 7.6%, with a weighted average remaining lease term of 19.6 years
•
Sold 19 properties for $26.6 million, producing $7.3 million of gains on sales, at a cap rate of 6.5%

The company announced 2024 Core FFO guidance of $3.25 to $3.31 per share. The 2024 AFFO is estimated to be $3.29 to $3.35 per share. The Core FFO guidance equates to net earnings of $1.94 to $2.00 per share, plus $1.31 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, charges for impairments and executive retirement costs. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Steve Horn, Chief Executive Officer, commented: "NNN continues to execute with excellence. In 2023, we grew Core FFO 3.8 percent, deployed over $800 million of capital in new real estate investments and successfully executed the NNN REIT name change and branding campaign. We ended the year with $132.0 million drawn on our $1.1 billion credit facility, accentuating our ability to raise capital and generate strong free cash flow and proceeds from selective asset dispositions, even in a challenging capital market environment. NNN maintains a multi-year view and is well-positioned to execute the 2024 strategy."

NNN REIT invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2023, the company owned 3,532 properties in 49 states with a gross leasable area of approximately 36.0 million square feet and a weighted average remaining lease term of 10.1 years. NNN is one of only three publicly traded REITs to have increased annual dividends for 34 or more consecutive years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 8, 2024, at 10:30 a.m. ET to review these results. The call can be accessed on the NNN REIT website live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s website. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, including inflation, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT and the potential impacts of an epidemic or pandemic on the company's business operations, financial results and financial position on the world economy. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the “Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. NNN REIT, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as "FFO", is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s noncontrolling interests and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items such as transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, executive retirement costs, or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate as defined by NAREIT (“EBITDA”) is a metric established by NAREIT and commonly used by real estate companies. The measure is a result of net earnings (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, excluding any gains (or including any losses) on disposition of real estate, any impairment charges and after adjustments for income and losses attributable to noncontrolling interests. Management considers the non-GAAP measure of EBITDA to be an appropriate measure of the company's performance and should be considered in addition to, net earnings or loss, as a measure of the company's operating performance. The company’s computation of EBITDA may differ from the methodology for calculating EBITDA used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to EBITDA, as defined by NAREIT, is included in the company’s Annual Supplemental Data accompanying this release.

NNN REIT, Inc.

Income Statement Summary

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended			Year Ended
	December 31,			December 31,
	2023		2022	2023		2022
Revenues:
Rental income	$215,178		$198,217	$826,090		$771,618
Interest and other income from real estate transactions	1,053		303	2,021		1,435
	216,231		198,520	828,111		773,053
Operating expenses:
General and administrative	10,530		10,788	43,746		41,695
Real estate	8,237		7,035	28,378		26,281
Depreciation and amortization	60,079		57,322	238,625		223,834
Leasing transaction costs	76		61	299		320
Impairment losses – real estate, net of recoveries	2,315		1,088	5,990		8,309
Executive retirement costs	2,569		715	3,454		7,520
	83,806		77,009	320,492		307,959
Gain on disposition of real estate	7,263		6,787	47,485		17,443
Earnings from operations	139,688		128,298	555,104		482,537

Other expenses (revenues):
Interest and other income	(383)		(29)	(1,134)		(149)
Interest expense	43,389		37,665	163,898		148,065
	43,006		37,636	162,764		147,916

Net earnings	96,682		90,662	392,340		334,621
Loss attributable to noncontrolling interests	—		—	—		5
Net earnings available to common stockholders	$96,682		$90,662	$392,340		$334,626

Weighted average common shares outstanding:
Basic	181,425,202		178,779,100	181,200,040		176,403,656
Diluted	181,932,133		179,472,118	181,689,723		177,067,865

Net earnings per share available to common stockholders:
Basic	$0.53		$0.51	$2.16		$1.89
Diluted	$0.53	(1)	$0.50	$2.16	(1)	$1.89

(1)

During the quarter ended December 31, 2023, one tenant was reclassified to accrual basis for accounting purposes due to their improved qualitative and/or quantitative credit factors, which resulted in an increase of accrued rent in the amount of $5,573. Excluding such, net earnings per common share would have been $0.50 and $2.13 for the quarter and year ended December 31, 2023, respectively.

NNN REIT, Inc.

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended			Year Ended
	December 31,			December 31,
	2023		2022	2023		2022
Funds From Operations ("FFO") Reconciliation:
Net earnings available to common stockholders	$96,682		$90,662	$392,340		$334,626
Real estate depreciation and amortization	59,978		57,215	238,229		223,392
Gain on disposition of real estate	(7,263)		(6,787)	(47,485)		(17,443)
Impairment losses – depreciable real estate, net of recoveries	2,315		1,088	5,990		8,309
Total FFO adjustments	55,030		51,516	196,734		214,258
FFO available to common stockholders	$151,712		$142,178	$589,074		$548,884

FFO per common share:
Basic	$0.84		$0.80	$3.25		$3.11
Diluted	$0.83	(1)	$0.79	$3.24	(1)	$3.10

Core Funds From Operations ("Core FFO") Reconciliation:
Net earnings available to common stockholders	$96,682		$90,662	$392,340		$334,626
Total FFO adjustments	55,030		51,516	196,734		214,258
FFO available to common stockholders	151,712		142,178	589,074		548,884

Executive retirement costs	2,569		715	3,454		7,520
Total Core FFO adjustments	2,569		715	3,454		7,520
Core FFO available to common stockholders	$154,281		$142,893	$592,528		$556,404

Core FFO per common share:
Basic	$0.85		$0.80	$3.27		$3.15
Diluted	$0.85	(1)	$0.80	$3.26	(1)	$3.14

(1)

During the quarter ended December 31, 2023, one tenant was reclassified to accrual basis for accounting purposes due to their improved qualitative and/or quantitative credit factors, which resulted in an increase of accrued rent in the amount of $5,573. Excluding such, FFO per common share would have been $0.80 and $3.21 and Core FFO would have been $0.82 and $3.23 for the quarter and year ended December 31, 2023, respectively.

NNN REIT, Inc.

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended			Year Ended
	December 31,			December 31,
	2023		2022	2023		2022
Adjusted Funds From Operations ("AFFO") Reconciliation:
Net earnings available to common stockholders	$96,682		$90,662	$392,340		$334,626
Total FFO adjustments	55,030		51,516	196,734		214,258
Total Core FFO adjustments	2,569		715	3,454		7,520
Core FFO available to common stockholders	154,281		142,893	592,528		556,404

Straight-line accrued rent, net of reserves	(5,957)		261	(7,453)		3,559
Net capital lease rent adjustment	75		78	319		302
Below-market rent amortization	(82)		(100)	(431)		(510)
Stock based compensation expense	2,592		2,344	10,846		10,078
Capitalized interest expense	(1,912)		(334)	(4,286)		(881)
Total AFFO adjustments	(5,284)		2,249	(1,005)		12,548
AFFO available to common stockholders	$148,997		$145,142	$591,523		$568,952

AFFO per common share:
Basic	$0.82		$0.81	$3.26		$3.23
Diluted	$0.82		$0.81	$3.26		$3.21

Other Information:
Rental income from operating leases(1)	$209,037		$192,738	$805,136		$751,680
Earned income from direct financing leases(1)	$133		$146	$560		$595
Percentage rent(1)	$241		$310	$1,631		$1,541

Real estate expense reimbursement from tenants(1)	$5,767		$5,023	$18,763		$17,802
Real estate expenses	(8,237)		(7,035)	(28,378)		(26,281)
Real estate expenses, net of tenant reimbursements	$(2,470)		$(2,012)	$(9,615)		$(8,479)

Amortization of debt costs	$1,295		$1,200	$4,943		$4,734
Scheduled debt principal amortization (excluding maturities)	$—	(2)	$170	$173	(2)	$664
Non-real estate depreciation expense	$105		$109	$409		$454

(1)

For the quarters ended December 31, 2023 and 2022, the aggregate of such amounts is $215,178 and $198,217, respectively, and $826,090 and $771,618, for the year ended December 31, 2023 and 2022, respectively, and is classified as rental income on the income statement summary.

(2)	In April 2023, NNN repaid the remaining mortgages payable principal balance of $9,774.

NNN REIT, Inc.

2024 Earnings Guidance:

Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.

2024 Guidance
Net earnings per common share excluding any gains on disposition of real estate, impairment charges, and executive retirement costs	$1.94 - $2.00 per share
Real estate depreciation and amortization per share	$1.31 per share
Core FFO per share	$3.25 - $3.31 per share
AFFO per share	$3.29 - $3.35 per share
General and administrative expenses	$46 - $48 Million
Real estate expenses, net of tenant reimbursements	$9 - $11 Million
Acquisition volume	$400 - $500 Million
Disposition volume	$80 - $120 Million

NNN REIT, Inc.

Balance Sheet Summary

(dollars in thousands)

(unaudited)

	December 31, 2023	December 31, 2022
Assets:
Real estate portfolio, net of accumulated depreciation and amortization	$8,535,851	$8,020,814
Cash and cash equivalents	1,189	2,505
Restricted cash and cash held in escrow	3,966	4,273
Receivables, net of allowance of $669 and $708, respectively	3,649	3,612
Accrued rental income, net of allowance of $4,168 and $3,836, respectively	34,611	27,795
Debt costs, net of accumulated amortization of $23,952 and $21,663, respectively	3,243	5,352
Other assets	79,459	81,694
Total assets	$8,661,968	$8,146,045

Liabilities:
Line of credit payable	$132,000	$166,200
Mortgages payable, including unamortized premium and net of unamortized debt costs	—	9,964
Notes payable, net of unamortized discount and unamortized debt costs	4,228,544	3,739,890
Accrued interest payable	34,374	23,826
Other liabilities	109,593	82,663
Total liabilities	4,504,511	4,022,543

Stockholders' equity of NNN	4,157,457	4,123,502

Total liabilities and equity	$8,661,968	$8,146,045

Common shares outstanding	182,474,770	181,424,670

Gross leasable area, Property Portfolio (square feet)	35,966,000	35,010,000

NNN REIT, Inc.

Debt Summary

As of December 31, 2023

(dollars in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$132,000	$132,000	SOFR + 87.5bps	6.185%	June 2025

Unsecured notes payable:
2024	350,000	349,961	3.900%	3.924%	June 2024
2025	400,000	399,790	4.000%	4.029%	November 2025
2026	350,000	348,707	3.600%	3.733%	December 2026
2027	400,000	399,320	3.500%	3.548%	October 2027
2028	400,000	398,487	4.300%	4.388%	October 2028
2030	400,000	399,161	2.500%	2.536%	April 2030
2033	500,000	488,699	5.600%	5.905%	October 2033
2048	300,000	296,136	4.800%	4.890%	October 2048
2050	300,000	294,423	3.100%	3.205%	April 2050
2051	450,000	442,053	3.500%	3.602%	April 2051
2052	450,000	440,059	3.000%	3.118%	April 2052
Total	4,300,000	4,256,796

Total unsecured debt(1)	$4,432,000	$4,388,796

Debt costs		$(42,595)
Accumulated amortization		14,343
Debt costs, net of accumulated amortization		(28,252)
Notes payable, net of unamortized discount and unamortized debt costs		$4,228,544

(1)	Unsecured debt has a weighted average interest rate of 4.0% and a weighted average maturity of 12.0 years.

As of December 31, 2023, Net Debt / EBITDA based on current quarter EBITDA annualized is 5.5x.

NNN REIT, Inc.

Debt Summary - Continued

As of December 31, 2023

(unaudited)

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of December 31, 2023, the company believes it is in compliance with the covenants.

Key Covenants	Required	December 31, 2023
Unsecured Bank Credit Facility:
Maximum leverage ratio	< 0.60	0.38
Minimum fixed charge coverage ratio	> 1.50	4.52
Maximum secured indebtedness ratio	< 0.40	—
Unencumbered asset value ratio	> 1.67	2.62
Unencumbered interest ratio	> 1.75	4.51
Unsecured Notes:
Limitation on incurrence of total debt	≤ 60%	41.5%
Limitation on incurrence of secured debt	≤ 40%	—
Debt service coverage ratio	≥ 1.50	4.5
Maintenance of total unencumbered assets	≥ 150%	241%

NNN REIT, Inc.

Property Portfolio

Top 20 Lines of Trade

		As of December 31,
	Lines of Trade	2023(1)	2022(2)
1.	Convenience stores	16.4%	16.5%
2.	Automotive service	15.6%	13.7%
3.	Restaurants – full service	8.7%	9.1%
4.	Restaurants – limited service	8.5%	8.9%
5.	Family entertainment centers	6.4%	5.9%
6.	Recreational vehicle dealers, parts and accessories	4.6%	4.1%
7.	Health and fitness	4.5%	4.9%
8.	Theaters	4.1%	4.3%
9.	Equipment rental	3.0%	3.1%
10.	Wholesale clubs	2.5%	2.6%
11.	Automotive parts	2.5%	2.6%
12.	Drug stores	2.4%	2.6%
13.	Home improvement	2.2%	2.3%
14.	Furniture	2.0%	2.3%
15.	Medical service providers	1.7%	1.9%
16.	General merchandise	1.4%	1.6%
17.	Consumer electronics	1.4%	1.4%
18.	Home furnishings	1.3%	1.4%
19.	Travel plazas	1.3%	1.4%
20.	Automobile auctions, wholesale	1.1%	1.3%
	Other	8.4%	8.1%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	16.8%	6.	North Carolina	3.9%
2.	Florida	9.4%	7.	Tennessee	3.8%
3.	Illinois	5.2%	8.	Indiana	3.7%
4.	Ohio	4.9%	9.	California	3.3%
5.	Georgia	4.7%	10.	Virginia	3.3%

As a percentage of annual base rent, which is the annualized base rent for all leases in place.

(1)	$818,749,000 as of December 31, 2023.
(2)	$771,984,000 as of December 31, 2022.

NNN REIT, Inc.

Property Portfolio - Continued

Top 20 Tenants

	Tenant	# of Properties	% of Total(1)
1.	7-Eleven	138	4.4%
2.	Mister Car Wash	121	4.2%
3.	Camping World	47	3.8%
4.	Dave & Buster's	32	3.5%
5.	LA Fitness	29	3.1%
6.	GPM Investments (convenience stores)	150	3.0%
7.	Flynn Restaurant Group (Taco Bell/Arby's)	204	2.8%
8.	AMC Theatres	20	2.7%
9.	BJ's Wholesale Club	13	2.5%
10.	Mavis Tire Express Services	140	2.3%
11.	Couche Tard (Pantry)	92	2.2%
12.	Sunoco	61	2.1%
13.	Walgreens	49	1.9%
14.	Chuck E. Cheese	53	1.9%
15.	United Rentals	50	1.7%
16.	Frisch's Restaurants	68	1.6%
17.	Fikes (Convenience Stores)	58	1.5%
18.	Life Time Fitness	3	1.3%
19.	Bob Evans	106	1.3%
20.	Best Buy	16	1.3%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2024	1.7%	54	803,000	2030	3.3%	109	1,221,000
2025	5.1%	185	1,941,000	2031	7.3%	185	2,697,000
2026	4.8%	212	2,127,000	2032	5.9%	215	2,328,000
2027	8.2%	235	3,591,000	2033	4.9%	138	1,467,000
2028	5.7%	229	2,172,000	Thereafter	49.1%	1,831	15,592,000
2029	4.0%	119	1,744,000

(1)	Based on the annual base rent of $818,749,000, which is the annualized base rent for all leases in place as of December 31, 2023.
(2)	As of December 31, 2023, the weighted average remaining lease term is 10.1 years.
(3)	Square feet.

NNN REIT, Inc.

Rent Deferral Lease Amendments

The following table outlines the rent deferred and corresponding scheduled repayment of the COVID-19 rent deferral lease amendments executed as of December 31, 2023 (dollars in thousands):

		Deferred				Scheduled Repayment
		Accrual Basis	Cash Basis	Total	% of Total	Accrual Basis	Cash Basis	Total	% of Total	Cumulative Total
2020		$33,594	$18,129	$51,723	91.6%	$3,239	$20	$3,259	5.8%	5.8%

2021		990	3,732	4,722	8.4%	25,935	5,841	31,776	56.3%	62.1%

2022	Q1	—	—	—	—	1,780	2,277	4,057	7.2%	69.3%
	Q2	—	—	—	—	1,729	2,276	4,005	7.1%	76.4%
	Q3	—	—	—	—	1,201	2,257	3,458	6.1%	82.5%
	Q4	—	—	—	—	681	2,277	2,958	5.3%	87.8%
		—	—	—	—	5,391	9,087	14,478	25.7%	87.8%

2023	Q1	—	—	—	—	9	1,677	1,686	3.0%	90.8%
	Q2	—	—	—	—	10	476	486	0.9%	91.7%
	Q3	—	—	—	—	—	476	476	0.8%	92.5%
	Q4	—	—	—	—	—	476	476	0.8%	93.3%
		—	—	—	—	19	3,105	3,124	5.5%	93.3%

2024	Q1	—	—	—	—	—	476	476	0.8%	94.1%
	Q2	—	—	—	—	—	476	476	0.8%	94.9%
	Q3	—	—	—	—	—	476	476	0.8%	95.7%
	Q4	—	—	—	—	—	476	476	0.9%	96.6%
		—	—	—	—	—	1,904	1,904	3.3%	96.6%

2025		—	—	—	—	—	1,904	1,904	3.4%	100.0%

		$34,584	$21,861	$56,445	100.0%	$34,584	$21,861	$56,445	100.0%

Adjusted Results

The following table outlines the adjusted effects of excluding the scheduled repayments of the COVID-19 rent deferral lease amendments executed as of December 31, 2023:

	Quarter Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Core FFO per common share:
As reported	$0.85	$0.80	6.3%	$3.26	$3.14	3.8%
Adjusted(1)	$0.85	$0.78	9.0%	$3.24	$3.09	4.9%
Adjusted(2)	$0.81	$0.78	3.8%	$3.21	$3.09	3.9%

AFFO per common share:
As reported	$0.82	$0.81	1.2%	$3.26	$3.21	1.6%
Adjusted(3)	$0.82	$0.79	3.8%	$3.24	$3.13	3.5%

(1)	Excludes the cash basis rent repayments from the Rent Deferral Lease Amendments table above.
(2)

During the quarter ended December 31, 2023, one tenant was reclassified to accrual basis for accounting purposes due to their improved qualitative and/or quantitative credit factors, which resulted in an increase of accrued rent in the amount of $5,573. Adjusted figures exclude both the effects of the cash basis rent repayments from the Rent Deferral Lease Amendments table above and the accrued rent of $5,573.

(3)	Excludes the cash and accrual basis rent repayments from the Rent Deferral Lease Amendments table above.